UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 3, 2008

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

____________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a)  On July 3, 2008, Image Sensing Systems, Inc. (the “Company”) entered into an Extension and Third Modification to Manufacturing, Distributing and Technology License Agreement (the “2008 Amendment”). The 2008 Amendment amends the Manufacturing, Distributing and Technology License Agreement dated June 11, 1991 by and between the Company and Econolite Control Products, Inc., as amended and modified by a Letter Agreement dated June 19, 1997, a Modification to Manufacturing, Distributing and Technology License Agreement dated September 1, 2000, an Extension and Second Modification to Manufacturing, Distributing and Technology License Agreement dated July 13, 2001, and a Settlement Agreement, Contract Modification and Mutual Release executed August 3, 2006 (as so amended and modified, the “Econolite Agreement”).

Among other modifications, the 2008 Amendment extended the term of the Econolite Agreement to June 12, 2031, subject to the right of either party to terminate it upon three years’ prior written notice to the other party.

The foregoing description of the 2008 Amendment is qualified by reference to the copy of the 2008 Amendment attached as Exhibit 10.1, and the 2008 Amendment is described in the press release attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits. The following exhibits are hereby filed as part of this Current Report on Form 8-K:

10.1  Extension and Third Modification to Manufacturing, Distributing and Technology License Agreement dated as of July 3, 2008 by and between Image Sensing Systems, Inc. and Econolite Control Products, Inc.

99.1  Press release of Image Sensing Systems, Inc. dated July 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Dated: July 10, 2008
	By	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1

Extension and Third Modification to Manufacturing, Distributing and Technology License Agreement dated as of July 3, 2008 by and between Image Sensing Systems, Inc. and Econolite Control Products, Inc.

99.1	Press Release of Image Sensing Systems, Inc. dated July 10, 2008.